EXHIBIT 10.4

                                                Company Contact:  Richard Engel
                                              Telephone Number:  1 610-524-8393


                              FOR IMMEDIATE RELEASE

                  HEALTH MANAGEMENT, INC. ANNOUNCES STOCK SPLIT
          AS A RESULT OF REINCORPORATION IN CONNECTION WITH MERGER WITH
                           NOUVEAU INTERNATIONAL, INC.


         January 19, 1996,  Exton,  Pennsylvania:  It was  announced  today that
Health Management, Inc. (OTC:BB HEMI.U), which, on January 16, 1996, was reincorporated in the state of Delaware, had converted each outstanding share of its common stock into 1.5204793 shares of common stock, par value $.001 per share of Nouveau International, Inc. Commencing on January 22, 1996, the OTC:BB trading symbol for such common stock will be "VEND" and the CUSIP number for the issue will be 66976T107.

         On January 17, 1996, Health Management, Inc. had entered into a definitive agreement to merge with Nouveau International, Inc. The share conversion is being effected as a result of the consummation of the merger on January 18, 1996.